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                                                                   EXHIBIT 10.37

                                PLEDGE AGREEMENT

          This Pledge Agreement is made effective September 30, 2003 between IPG Photonics Corporation, a Delaware corporation ("Pledgee"), and Robert A. Blair, an individual ("Pledgor").

                                    Recitals

          Pledgee made a loan to Pledgor in the amount of $250,000 in connection with the purchase of restricted stock of Pledgee, which loan was evidenced by a Recourse Promissory Note from Pledgor in favor of Pledgee, dated November 29, 2000 (the "Recourse Note").

          Pledgee and Pledgor have agreed to amend the Recourse Note to provide that the repayment obligation shall be non-recourse to Pledgor, and such amendment shall be reflected in the Non-Recourse Promissory Note, in the aggregate principal amount of $276,021, dated the date hereof, executed and delivered by Pledgor (the "Non-Recourse Note").

          In connection with acceptance of the Non-Recourse Note, Pledgee requires that the Pledgor pledge an aggregate of 250,000 shares of Common Stock of IPG Photonics Corporation owned by Pledgor (the "Shares").

          NOW, THEREFORE, it is agreed as follows:

          A. Creation and Description of Pledge Interest. In consideration of the amendment to the loan by Pledgee to Pledgor as reflected in the Non-Recourse Note, Pledgor hereby pledges all of such Shares (herein sometimes referred to as the "Collateral") represented by certificate number 28 ("Certificate No. 28"), duly endorsed in blank or with executed stock powers, and herewith delivers said certificate to Pledgee, who shall hold said Certificate No. 28 subject to the terms and conditions of this Pledge Agreement.

          The Collateral (together with an executed blank stock assignment for use in transferring title to all or a portion of the Shares to Pledgee if, as and when required pursuant to this Pledge Agreement) shall be held by the Pledgee as security for the repayment of the Non-Recourse Note, and any extensions or renewals thereof, and neither the Pledgor nor Pledgee shall encumber or dispose of such Collateral except in accordance with the provisions of this Pledge Agreement.

          B. Pledgor's Representations and Covenants. To induce Pledgee to enter into this Pledge Agreement, Pledgor represents and covenants to Pledgee, its successors and assigns, as follows:

               1. Payment of Indebtedness. Pledgor will pay the principal sum of the Non-Recourse Note secured hereby, together with interest thereon, at the time and in the manner provided in the Non-Recourse Note; provided that Pledgee agrees that the obligation of Pledgor under the Non-Recourse Note shall be non-recourse to Pledgor.

               2. Encumbrances. The Shares are free of all other encumbrances, defenses and liens, except for the encumbrances of Pledgee and

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those listed on Certificate No. 28. Pledgor will not further encumber the Shares without the prior written consent of Pledgee.

               3. Margin Regulations. Pledgor and Pledgee shall comply with all applicable rules and regulations promulgated by the Federal Reserve Board.

          C. Voting Rights. During the term of this pledge and so long as Pledgor is not in default under this Pledge Agreement, Pledgor shall have the right to vote all of the Shares pledged hereunder.

          D. Stock Adjustments. In the event that during the term of the pledge any stock dividend, reclassification, readjustment or other changes are declared or made in the capital structure of Pledgee, all new, substituted and additional shares or other securities issued by reason of any such change shall be delivered to and held by the Pledgee under the terms of this Pledge Agreement in the same manner as the Shares originally pledged hereunder. In the event of substitution of such securities, Pledgor and Pledgee shall cooperate and execute such documents as are reasonable so as to provide for the substitution of such Collateral and, upon such substitution, references to "Shares" in this Pledge Agreement shall include the substituted shares of capital stock of Pledgor as a result thereof.

          E. Options and Rights. In the event that, during the term of this pledge, subscription options or other rights or options shall be issued in connection with the pledged Shares, such rights and options shall be the property of Pledgor and, if exercised by Pledgor, all new stock or other securities so acquired by Pledgor as it relates to the pledged Shares then held by Pledgee shall be immediately delivered to Pledgee, to be held under the terms of this Pledge Agreement in the same manner as the Shares pledged.

          F. Default. Pledgor shall be deemed to be in default under the Non-Recourse Note and of this Pledge Agreement in the event:

               1. Payment of principal on the Non-Recourse Note shall be delinquent for a period of thirty (30) days or more after the due date of the Non-Recourse Note or any extension or renewal thereof; or

               2. Pledgor fails to perform any of the covenants set forth in this Pledge Agreement for a period of ten (10) days after written notice thereof from Pledgee, and Pledgor fails to remedy such failure(s) within such 10-day period.

          In the case of an event of a default, as set forth above, Pledgee shall have the right to accelerate payment of the Non-Recourse Note upon written notice to Pledgor, and Pledgee shall thereafter be entitled to proceed only against the Collateral securing the Non-Recourse Note; provided, however, in the case of an event of default under Paragraphs B.2 (Encumbrances), D. (Stock Adjustments) or E. (Options and Rights) hereof, Pledgee shall thereafter be entitled to pursue its remedies under the Massachusetts Uniform Commercial Code.

          G. Release of Collateral. Subject to any applicable contrary applicable regulations, there shall be released from this pledge a portion of the pledged Shares held by Pledgee hereunder upon payment of the principal of the Non-Recourse Note. The number of the pledged Shares which shall be released shall be that number of full Shares which bears the same proportion


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to the initial number of Shares pledged hereunder as the payment of principal bears to the initial full principal amount of the Non-Recourse Note.

          H. Withdrawal or Substitution of Collateral. Pledgor shall not sell, withdraw, pledge, substitute or otherwise dispose of all or any part of the Collateral without the prior written consent of Pledgee, which shall make specific reference to this Agreement.

          I. Term. The within pledge of Shares shall continue until the payment of all indebtedness secured hereby, at which time the remaining Collateral shall be promptly delivered to Pledgor, subject to the provisions for prior release of a portion of the Collateral as provided in paragraph G above.

          J. Insolvency. Pledgor agrees that if a bankruptcy or insolvency proceeding is instituted by or against him, or if a receiver is appointed for the property of Pledgor, or if Pledgor makes an assignment for the benefit of creditors, the entire amount unpaid on the Note shall become immediately due and payable, and Pledgee may proceed as provided in the case of default only against the Collateral securing the Non-Recourse Note.

          K. Invalidity of Particular Provisions. Pledgor and Pledgee agree that the enforceability or invalidity of any provision or provisions of this Pledge Agreement shall not render any other provision or provisions herein contained unenforceable or invalid.

          L. Successors or Assigns. Pledgor and Pledgee agree that all of the terms of this Pledge Agreement shall be binding on their respective successors and assigns, and that the term "Pledgor" and the term "Pledgee" as used herein shall be deemed to include, for all purposes, the respective designees, successors, assigns, heirs, executors and administrators; provided, however, nothing contained in this Paragraph L shall make, or be construed to make, the Non-Recourse Note recourse to Pledgor's estate or heirs.

          M. Governing Law. This Pledge Agreement shall be interpreted and governed under the laws of the Commonwealth of Massachusetts, without giving effect to choice of law principles thereof.


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          IN WITNESS WHEREOF, the parties hereto have executed this Pledge
Agreement as of the day and year first above written.


"PLEDGOR"                               By: /s/ Robert A. Blair
                                            ------------------------------------
                                            Robert A. Blair
                                            Address: 4936 Rodman Street, N.W.
                                            Washington, DC 20016


"PLEDGEE"                               IPG PHOTONICS CORPORATION


                                        By: /s/ Valentin P. Gapontsev
                                            ------------------------------------
                                        Name: Valentin P. Gapontsev
                                        Title: CEO and Chairman of the Board


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